UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On November 5, 2009, Zep Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a proposed blackout period (the “Blackout Period”) under the Company’s Zep Inc. 401(k) Plan (the “Plan”). The notice advises the Company’s directors and executive officers of the applicable trading restrictions that apply to them under Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. During the Blackout Period, the Company’s directors and executive officers will be prohibited from engaging in certain transactions involving the Company’s equity securities. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Blackout Period is required in order to effect a transition of the administration of the Plan to a new service provider. It is expected to begin on November 20, 2009 and to end during the week of December 13, 2009. During the Blackout Period, participants in the Plan will temporarily be unable to undertake certain transactions, including making changes to existing investment elections, obtaining a loan from the Plan, obtaining a distribution from the Plan and/or executing a fund transfer.

During the Blackout Period and for a period of two years following the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Vice President, General Counsel and Secretary, Zep Inc., 1310 Seaboard Industrial Boulevard, Atlanta, Georgia 30318, or at (404) 603-7834, to whom all inquiries regarding the Blackout Period should be directed.

Item 9.01.	Financial Statements and Exhibits

99.1	Notice of Blackout Period provided to the Zep Inc. directors and executive officers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2009

Zep Inc.

By:	/S/ C. FRANCIS WHITAKER, III
C. Francis Whitaker, III
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Notice of Blackout Period provided to the Zep Inc. directors and executive officers.